SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company, through its subsidiary banks, has entered into Split-Dollar Agreements with several of its officers, including Ernest S. Pinner, President, CEO and Chairman of the Board of Directors, James J. Antal, Senior Vice President, CFO and Corporate Secretary, and George H. Carefoot, Senior Vice President, Treasurer and Chief Operations Officer effective January 11, 2006. The form of the Split-Dollar Agreement is attached as Exhibit 10.1.

The Company, through its subsidiary banks, has purchased single premium life insurance on the three executives. If the executive dies while still employed with the Company or the banks, the executive’s beneficiary is entitled to a benefit equal to fifty percent (50%) of the Net Death Proceeds, as defined in and pursuant to the Split-Dollar Agreement. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the agreement) at the date of death, the executive’s beneficiary is entitled to a benefit equal to ten percent (10%) of the Net Death Proceeds.

As of the effective date, the Net Death Proceeds for the three executives are as follows:

		Death occurs prior to separation from service		Death occurs subsequent to separation from service
	Net Death Proceeds	Company’s Share	Executive’s Beneficiary’s Share	Company’s Share	Executive’s Beneficiary’s Share
Ernest S. Pinner	$821,000	$410,500	$410,500	$738,900	$82,100
James J. Antal	$546,700	$273,350	$273,350	$492,030	$54,670
George H. Carefoot	$550,000	$275,000	$275,000	$495,000	$55,000

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Form of Split-Dollar Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
President and Chief Executive Officer

Date: January 11, 2006

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